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                                                                      Exhibit 16

[Olsen Thielen & Co., Ltd. Letterhead]





March 11, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Gentlemen:

We have read the statements made by Hickory Tech Corporation (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 5, 1998. We agree with the statements concerning our Firm in such Form 8-K.


Sincerely,

/s/ Olsen Thielen & Co., Ltd.

Olsen Thielen & Co., Ltd.